Exhibit 4.1

WACHOVIA CORPORATION

Incorporated under the laws of

the State of North Carolina

NUMBER 1	SERIES M, CLASS A PREFERRED STOCK	10 SHARES ($10,000 AGGREGATE LIQUIDATION PREFERENCE)

This is to certify that Wells Fargo & Company is the registered owner of 10 fully paid and non-assessable shares of Series M, Class A Preferred Stock, no par value and a liquidation preference of $1,000 per share ($10,000 liquidation preference in the aggregate), of Wachovia Corporation, a North Carolina corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: October 20, 2008

WACHOVIA CORPORATION

By:
[Seal]		Name: Robert K. Steel Title: Chief Executive Officer and President

By:
Name: Jane C. Sherburne Title: Secretary

Countersigned and registered

American Stock Transfer and Trust Company as Transfer Agent and Registrar

By: ____________________________

        Authorized Officer

(REVERSE OF CERTIFICATE)

WACHOVIA CORPORATION

The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT –		Custodian

	(Cust)		(Minor)
under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

THE HOLDERS OF THE SERIES M, CLASS A PREFERRED STOCK SHALL NOT, DIRECTLY OR INDIRECTLY, (A) GRANT ANY PROXIES OR ENTER INTO ANY VOTING TRUST OR OTHER AGREEMENT OR ARRANGEMENT WITH RESPECT TO THE VOTING OF THE SERIES M, CLASS A PREFERRED STOCK OR (B) ACQUIRE, SELL, ASSIGN, TRANSFER, ENCUMBER OR OTHERWISE DISPOSE OF, OR ENTER INTO ANY CONTRACT, OPTION OR OTHER ARRANGEMENT OR UNDERSTANDING WITH RESPECT TO THE DIRECT OR INDIRECT ACQUISITION OR SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF, THE SERIES M, CLASS A PREFERRED STOCK.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SHARE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.